Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: LANC
November 18, 2013	TRADED: Nasdaq

LANCASTER COLONY INCREASES CASH DIVIDEND; REELECTS THREE DIRECTORS
COLUMBUS, Ohio, Nov. 18 - Lancaster Colony Corporation (Nasdaq: LANC) announced today that its Board of Directors has declared a quarterly cash dividend of 44 cents per share on the company's common stock, marking 51 consecutive years of increasing regular cash dividends. The dividend will be payable December 31, 2013 to shareholders of record on December 9, 2013. As of the record date for today's annual shareholder meeting, there were 27,284,284 common shares outstanding.
Voting at the annual meeting, shareholders reelected three incumbent directors. They are Kenneth L. Cooke, director, executive vice president and chief operating officer of Intermedix Corporation; Alan F. Harris, retired executive vice president and chief marketing and customer officer of Kellogg Company; and Zuheir Sofia, chairman, president and CEO of Business Bank of Florida and chairman of Sofia & Company, Inc.
John B. Gerlach, Jr., chairman and chief executive officer of Lancaster Colony, said the increased regular cash dividend reflects the company’s continued strong financial position and will be the 202nd consecutive quarterly cash dividend paid by the company since September 1963. He noted that the indicated annual payout for the current fiscal year ending June 30, 2014 is $1.72 per share, up from the $1.52 per share regular cash dividend paid in fiscal 2013, excluding the $5 per share special dividend paid in December 2012.
Forward-Looking Statements
We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments; and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward-looking statements. Some of the key factors that could cause actual results to differ materially from those expressed in the forward-looking statements include:

•	the potential for loss of larger programs or key customer relationships;

•	the extent to which future business acquisitions are completed and acceptably integrated;

•	changes in financial markets;

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•	the uncertainty regarding the effect or outcome of any decision to explore further strategic alternatives for our nonfood operation;

•	access to required financing;

•	the effect of consolidation of customers within key market channels;

•	the success and cost of new product development efforts;

•	changes in demand for our products, which may result from loss of brand reputation or customer goodwill;

•	the possible occurrence of product recalls or other defective or mislabeled product costs;

•	price and product competition;

•	fluctuations in the cost and availability of raw materials;

•	adverse changes in energy costs and other factors that may affect costs of producing, distributing or transporting our products;

•	stability of labor relations;

•	dependence on contract copackers and limited or exclusive sources for certain goods;

•	changes in estimates in critical accounting judgments;

•	the outcome of any litigation or arbitration; and

•
risks related to other factors described under “Risk Factors” in other reports and statements filed by us with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (available at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements, except as required by law. Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on such statements that are based on current expectations.

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FOR FURTHER INFORMATION:	John L. Boylan, Vice President, Treasurer and CFO, or
Dale N. Ganobsik, Director of Investor Relations
Lancaster Colony Corporation
Phone: 614/224-7141
E-mail: ir@lancastercolony.com